UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2008, at our 2008 annual meeting of shareowners, the ADC Telecommunications, Inc. 2008 Global Stock Incentive Plan (the "Plan") was approved by our shareowners. The Plan previously was approved on December 11, 2007 by our Board of Directors subject to shareowner approval.

The Plan authorizes the grant of stock options, restricted stock units (including restricted stock units with time-based and performance-based vesting) and other forms of stock-based compensation (collectively, "Awards"). The Compensation Committee of our Board of Directors administers the Plan and has the full power and authority to determine when and to whom Awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. The Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

The purpose of the Plan is to promote the interests of ADC and our shareowners by aiding us in attracting and retaining employees, officers and non-employee directors who we expect will contribute to our success and to enable these individuals to participate in our long-term success and growth by giving them a proprietary interest in ADC.

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the Plan is 11,000,000. Under the Plan, no person may be granted in any calendar year options, stock appreciation rights or any other Awards, the value of which is based solely on an increase in the value of our common stock after the date of the grant of the Award, of more than 1,000,000 shares in the aggregate. The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar coporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan.

Awards may be granted under the Plan only during a 10-year period ending on March 5, 2018. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time, subject, in certain circumstances, to shareowner approval.

The summary of the Plan above is qualified in its entirety by reference to the full text of the Plan. A more detailed summary of the Plan as well as the full text of the Plan can be found in our Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on January 17, 2008. A full copy of the Plan was incorporated by reference from our Definitive Proxy Statement as Exhibit 10.1 to our quarterly report on Form 10-Q filed on March 7, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

March 12, 2008	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer